UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2023

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 4, 2023, WW International, Inc. (the “Company”), Well Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Weekend Health, Inc., a Delaware corporation (“Weekend Health”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Equityholders’ Representative for Weekend Health, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the Company’s acquisition of Weekend Health (the “Acquisition”). Upon completion of the Acquisition, Weekend Health will become a wholly-owned subsidiary of the Company. The Acquisition is expected to close during the second quarter of fiscal 2023. Weekend Health provides a technology powered care platform and mobile web application through its subscription based service, which includes a comprehensive weight management program, pharmacotherapy treatment, nutrition plans, health insurance coordination services, and access to clinicians, dietitians, fitness coaches and care coordinators.

As consideration for the Acquisition, the Company has agreed to pay an aggregate amount equal to $132.0 million (inclusive of a minimum of $26.0 million of cash on the balance sheet of Weekend Health), subject to the adjustments set forth in the Merger Agreement (the “Merger Consideration”). Subject to the terms and conditions of the Merger Agreement, the Merger Consideration shall be paid as follows: (i) $65.0 million in cash and $35.0 million in the form of 8,064,516 newly issued shares of Company common stock (valued at $4.34 per share), in each case, to be paid at the closing of the Acquisition, (ii) $16.0 million in cash to be paid on the first (1st) anniversary of the closing of the Acquisition, and (iii) $16.0 million in cash to be paid on the second (2nd) anniversary of the closing of the Acquisition. In addition, the Company expects to obtain a standard representation and warranty insurance policy in connection with the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants customary for transactions of this type, including covenants regarding the operation of the business of Weekend Health prior to the closing of the Acquisition. The closing of the Acquisition is subject to certain conditions, including, among others, (i) the adoption of the Merger Agreement by Weekend Health’s stockholders, (ii) subject to certain qualifications, the accuracy of representations and warranties of Weekend Health, the Company and Merger Sub and the performance in all material respects by Weekend Health, the Company and Merger Sub of their respective obligations under the Merger Agreement, (iii) the absence of any material adverse effect with respect to Weekend Health and (iv) the continued employment of certain key employees of Weekend Health. The closing of the Acquisition is not subject to any financing condition or the approval of the Company’s stockholders.

Item 2.02.    Results of Operations and Financial Condition.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Items 2.02 and 9.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On March 6, 2023, the Company issued a press release announcing its financial results for its fiscal quarter and fiscal year ended December 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K with respect to the portion of the Merger Consideration payable in shares of Company common stock pursuant to the Merger Agreement is incorporated herein by reference. Subject to the terms of the Merger Agreement, the shares of Company common stock to be issued as consideration for the Acquisition will be issued in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01.    Regulation FD Disclosure.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the Company’s press release announcing the Acquisition is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release regarding financial results dated March 6, 2023.

Exhibit 99.2	Press Release regarding the Acquisition dated March 6, 2023.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: March 6, 2023	By:	/s/ Heather Stark
	Name:	Heather Stark
	Title:	Interim Principal Financial Officer

4